Exhibit 4.2

Execution Copy

XDX, INC.

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Execution Copy

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TABLE OF CONTENTS

(continued)

		Page
4.7	Successors and Assigns	15
4.8	Entire Agreement	15
4.9	Separability; Severability	15
4.10	Stock Splits	15
4.11	Aggregation of Stock	15
4.12	Additional Investors	15

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XDX, INC.

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of July 1, 2009, as amended on March 29, 2012, June 10, 2014 and July 14, 2014 by and among XDx, Inc., a Delaware corporation (the “Company”) and the undersigned holders of the Company’s Series A Preferred Stock (the “Series A Preferred”), Series B Preferred Stock (the “Series B Preferred”), Series C Preferred Stock (the “Series C Preferred”), Series D Preferred Stock (the “Series D Preferred”), Series E Preferred Stock (the “Series E Preferred”), Series F Preferred Stock (the “Series F Preferred”) and Series G Preferred Stock (the “Series G Preferred”) listed on Exhibit A hereto (each an “Investor”, and collectively, the “Investors”).

Recitals

WHEREAS, the Company, and holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred have entered into that certain Fifth Amended and Restated Investors’ Rights Agreement, dated as of May 7, 2007, as amended May 16, 2008 (the “Existing Agreement”);

WHEREAS, the Company and certain Investors have entered into a Series G Preferred Stock Purchase Agreement dated as of July 1, 2009, and into that certain 2012 Series G Preferred Stock Purchase Agreement dated as of April 11, 2012 (each such purchase agreement, as amended, a “Series G Agreement” and together, the “Series G Agreements”) and the Company, Monitor Acquisition Corporation, ImmuMetrix, Inc. and Mattias Westman as the Holders’ Agent have entered into an Agreement and Plan of Merger dated as of May 16, 2014, (the “Merger Agreement”), pursuant to which such Investors and ImmuMetrix, Inc.’s stockholders have purchased or are receiving shares of the Company’s Series G Preferred Stock (the “Series G Preferred Stock”);

WHEREAS, certain Investors desire to obtain certain rights (“Registration Rights”) regarding registration of the Company’s securities under the Securities Act (as defined below), certain preemptive rights regarding the Company’s equity offerings (“Preemptive Rights”), and certain rights to information (“Information Rights”); and

WHEREAS, as a condition of the closing of the financing provided for in the Series G Agreements and the Merger Agreement and as a material inducement to the financing of the Company provided for therein, the Company and the Investors desire to amend and restate in full the Existing Agreement, in the form set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Reserved.

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2. Registration Rights.

2.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings.

(a) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b) “Holder” shall mean the Investors holding Registrable Securities or securities convertible or exercisable into Registrable Securities and any person holding such securities to whom the rights under this Section 2 have been transferred in accordance with Section 2.11 hereof.

(c) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold at least 40% of the Registrable Securities.

(d) “Participating Holders” shall mean any Holder or Holders who propose to distribute their securities through a registration pursuant to this Section 2.

(e) “Preferred Stock” shall mean the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred, the Series F Preferred and the Series G Preferred.

(f) “Registrable Securities” means (i) any shares of Common Stock issued or issuable upon conversion of Preferred Stock issued by the Company (or Preferred Stock issued or issuable upon exercise of warrants issued by the Company) and (ii) any shares of Common Stock of the Company issued or issuable in respect of the Preferred Stock or other securities issuable pursuant to the conversion of the Preferred Stock or upon any stock split, stock dividend, recapitalization, or similar event provided however that shares of Common Stock

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or other securities shall only be treated as Registrable Securities for purposes of Section 2.3 hereof if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 2.11 hereof.

(g) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(h) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including the reasonable fees (not to exceed $50,000) of one special counsel to the selling stockholders (but excluding Selling Expenses).

(i) “Restricted Securities” shall mean the securities of the Company required to bear a legend indicating that transfer is restricted in the absence of registration.

(j) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(k) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

2.2 Demand Registration.

(a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to shares of Registrable Securities with an expected aggregate offering price to the public of at least $25,000,000, the Company will (1) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and (2) use its commercially reasonable best efforts to effect as soon as practicable (but in any event within 120 days after receipt of the request of the Initiating Holders) such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.2(a):

(i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

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(ii) Prior to the earlier of three (3) years following the date of this Agreement or six months after the effective date of the Company’s first registered public offering of its securities;

(iii) During the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction, with respect to an employee benefit plan or with respect to the Company’s first registered public offering of its stock), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and the Company delivers notice of such intent to the Initiating Holders within 15 days of the registration request;

(iv) After the Company has effected two registrations pursuant to this Section 2.2(a), which registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

(v) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 2.2 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

(b) Underwriting. In the event that a registration pursuant to this Section 2.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.2(a). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.2, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall, together with all Participating Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and reasonably acceptable to Initiating Holders holding a majority of Registrable Securities held by all Initiating Holders. Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be

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included in such registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities, including securities for the Company’s account (i.e., primary shares), are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If shares are withdrawn from registration, the Company shall offer to all persons retaining the right to include securities in the registration the right to include additional securities in the registration, with such shares being allocated among all such Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Participating Holders at the time of filing the registration statement.

2.3 Piggyback Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating solely to a Commission Rule 145 transaction, or a registration pursuant to Section 2.2 hereof, the Company will (i) promptly give to each Holder written notice thereof, and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder. Such written requests may include all or a portion of the Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to 2.3(a). In such event the right of any Holder to registration pursuant to 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting; provided, however, that, in no event shall any Registrable Securities be so limited unless all other securities of the Company (other than shares for the Company’s account (i.e., primary shares)) are excluded in full from such offering; provided, further, that in no event shall the number of

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Registrable Securities included in such registration be reduced to less than 20% of the total number of securities to be included in such registration except in connection with the Company’s initial public offering, in which case all Registrable Securities may be excluded in full. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation (or exclusion, if applicable) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated (if applicable) among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

If any Holder of Registrable Securities disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. If shares are withdrawn from registration, the Company shall offer to all persons retaining the right to include securities in the registration the right to include additional securities in the registration, with such shares being allocated among all such Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Participating Holders at the time of filing the registration statement.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Registration on Form S-3.

(a) Request for Registration. Following the Company’s initial public offering, the Company shall use its best efforts to become eligible to register offerings of securities on Commission Form S-3 or its successor form. After the Company has qualified for the use of Form S-3, Holders of Registrable Securities shall have the right to request registration on Form S-3 (which request shall be in writing and shall state the number of shares of Registrable Securities to be registered and the intended method of disposition of shares by such Holders), and upon receiving such request the Company shall (1) within ten days of the receipt by the Company of such request, give written notice of the proposed registration to all other Holders and (2) use its best efforts to effect such registration as soon as practicable, and in any event within 120 days of such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as specified in a written request received by the Company within 20 days after receipt by the other Holders of the written notice from the Company referenced above in (1). The Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.4(a):

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(i) unless the Holders requesting registration propose to dispose of Registrable Securities having an anticipated aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000;

(ii) during the period starting with the date 60 days prior to the Company’s estimated date of filing of, and ending on the date three months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and the Company delivers notice of such intent to the applicable Holders within 15 days of the registration request;

(iii) more than twice in any twelve-month period; or

(iv) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement under this Section 2.4 shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder or Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

(b) Underwriting Procedures. If a registration required under this Section 2.4 is for an underwritten offering, the provisions of Sections 2.2(b) shall apply.

2.5 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.2, 2.3 and 2.4 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of any Holder shall be borne by such Holder.

2.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will use its commercially reasonable best efforts to:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the Registration Statement has been completed (up to a maximum of 120 days); provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment

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which (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above shall be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Participating Holders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as they may reasonably request in order to facilitate the public offering of such securities.

(d) Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Participating Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each participating Holder shall also enter into and perform its obligations under such an agreement.

(f) Notify each Participating Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in the light of the circumstances then existing, and, at the request of any Participating Holder, prepare and furnish to such Participating Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be reasonably necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

(g) Cause all securities covered by such registration statement to be listed on each securities exchange or authorized for quotation on each automated quotation system on which similar securities issued by the Company are then listed or authorized for quotation.

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(h) Provide a transfer agent and registrar for all Registrable Securities covered by such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Furnish, at the request of any Participating Holder, on the date that the securities are delivered to the underwriters for sale in connection with a registration being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Participating Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify each Participating Holder, each of its officers, directors, employees, partners, members, affiliates, agents and legal counsel, and each person controlling such Participating Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will pay to each such Participating Holder, each of its officers, directors, employees, partners, members, affiliates, agents and legal counsel and each person controlling such Participating Holder, each such underwriter and each person who controls any such underwriter, as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable to a particular Participating Holder in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Participating Holder and stated to be specifically for use therein.

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(b) To the extent permitted by law, each Participating Holder, severally and not jointly, will, if Registrable Securities held by such Participating Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Participating Holder, each of its officers, directors, partners and legal counsel and each person controlling such Participating Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the Company, such Participating Holders, such directors, officers, partners, underwriters or control persons, as incurred any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Participating Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein with respect to the applicable registration, unless such liability resulted from intentional misrepresentation by such Holder. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 2.8(b).

(c) Each party entitled to indemnification under this Section 2.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a full release from all liability in respect to such claim or litigation.

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(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or action referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.8(d). Notwithstanding the foregoing, the liability of each Participating Holder under this subsection (d) shall be limited to an amount equal to the net proceeds to each such Participating Holder of Registrable Securities sold as contemplated herein with respect to the applicable registration, unless such liability resulted from intentional misrepresentation by such Holder.

(e) The indemnification obligations of the Company and the Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement filed pursuant to this Agreement.

2.9 Information by Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a) Make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times after the date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

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(c) So long as an Investor owns any Restricted Securities, furnish upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

2.11 Transfer of Registration Rights. The rights granted Holders under this Section 2 may be assigned (i) to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than 50,000 shares (or any lesser amount if all of such Holder’s Registrable Securities are transferred or assigned to a transferee) of Registrable Securities, or (ii) to any subsidiary, parent, member, affiliate, general partner, limited partner, retired partner, retired member or shareholder of a Holder or the estate of such constituent partner or affiliate, or to any transferee or assignee who is a family member of the Holder or a trust for the benefit of the Holder or any family member of the Holder, provided that, with respect to each such transfer or assignment, the Company be given prior written notice of the transfer, the transferee or assignee agrees in writing to all provisions contained in this Section 2 and that such transfer otherwise be effected in accordance with applicable securities laws.

2.12 Standoff Agreement. The Holder agrees in connection with the Company’s initial public offering of the Company’s securities, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any the Company’s securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, during the 180 days beginning on the effective date of such registration statement, provided that each officer, director and 1% stockholder of the Company shall also have entered into a 180-day market stand-off agreement. The obligations described in this Section 2.12 shall not apply to securities purchased in a public market transaction following the effective date of such registration statement or to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. Notwithstanding the foregoing, if the Company or the managing underwriter releases from the terms of the foregoing lockup or from any other lockup provision any share of Common Stock or Preferred Stock held by any person or entity, the Company shall, within at least 5 days prior to such release, immediately so notify all other Holders, and all other Holders shall automatically upon such release be released from their respective lockup provided for in this Section 2.12 and be allowed to transfer a proportionate amount of such Holder’s Registrable Securities subject thereto.

2.13 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of 66 2/3% of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior or on par with those granted to the Holders hereunder.

12

2.14 Termination of Registration Rights. The rights granted under this Section 2 shall terminate on the first to occur of (i) all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 under the Securities Act during any ninety (90) day period; provided, however, that the provisions of this Section 2.14 shall not apply to any Holder who owns more than two percent (2%) of the Company’s outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock of the Company and (ii) the five (5) year anniversary of the consummation of the initial underwritten public offering of the Company’s securities pursuant to an effective registration statement filed under the Securities Act that results in the conversion of all of the Company’s Preferred Stock.

2.15 Initial Public Offering. Notwithstanding anything to the contrary contained in this Agreement, the registration and other rights of the Investors contained in this Section 2 shall not apply to the initial public offering of the Company’s Common Stock pursuant to an effective registration statement on Form S-1 or any successor form under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public.

3. Reserved.

13

4. Miscellaneous.

4.1 Waivers and Amendments. With the written consent of the Company and the record or beneficial holders of a majority of the Registrable Securities, the rights and obligations of the Company and the holders of Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended; provided, however, that (i) no such amendment shall impose or increase any liability or obligation on an Investor or eliminate or decrease the rights of an Investor without the consent of such Investor, and (ii) no such amendment shall have a disproportionately adverse effect on any Investor in relation to the other Investors without the consent of such Investor, and provided further, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Purchasers of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 4.1.

4.2 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given (i) five days after sending by first class U.S. mail postage prepaid, (ii) upon personal delivery, or (iii) two days after the date of sending if sent by commercial overnight courier addressed to the Company at the Company’s then current principal place of business (with a copy to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, Attn: Michael J. Danaher), to an Investor, at such Holder’s or Investor’s address as set forth on the records of the Company (with a copy to O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, CA 94025, Attn: Sam Zucker), or at such other address as the Company or such Investor or Holder may designate.

4.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

4.4 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

4.5 Counterparts. This Agreement may be executed in one or more counterparts, including those transmitted via facsimile or electronic mail, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

14

4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement; provided, however, that (i) no rights or obligations under this Agreement may be assigned by the Company and (ii) no rights or obligations of any Investor under this Agreement may be assigned apart from the related shares of capital stock which are subject to this Agreement.

4.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

4.9 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

4.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

4.11 Aggregation of Stock. All shares of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.12 Additional Investors. Any party who purchases Preferred Stock from the Company on or after the date of this Agreement, including any additional purchase under the Series G Agreements and the Merger Agreement may be added as an “Investor” under this Agreement without the consent of Investors already party to this Agreement and without the need to amend this Agreement. Notwithstanding anything to the contrary in this Agreement, to become a party to this Agreement, such new Investor shall execute and deliver a counterpart signature page to this Agreement and Exhibit A to this Agreement shall then be supplemented with applicable information concerning such Investor.

[This space intentionally left blank]

15

IN WITNESS WHEREOF, the parties have executed this Sixth Amended and Restated Investors’ Rights Agreement on the date first set forth above.

THE COMPANY:	XDX, INC.
a Delaware corporation

	By:	/s/ Pierre Cassigneul
Pierre Cassigneul, President

Address:
3260 Bayshore Blvd.
Brisbane, CA 94005

[Signature Page to XDx, Inc. Sixth Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:	INTEL CAPITAL (Cayman) CORPORATION,
a Cayman Islands corporation

	By:	/s/ Jose M. Blanc
	Name:	Jose M. Blanc
	Title:	Managing Director

Intel Capital Corporation, a Delaware corporation

	By:	/s/ Jose M. Blanc
	Name:	Jose M. Blanc
	Title:	Managing Director

Intel Capital Corporation c/o Intel Corporation
Attn: Intel Capital Portfolio Manager
2200 Mission College Blvd., M/S RN6-46
Santa Clara, CA 95052
Fax Number: (408) 765-6038
With a copy by e-mail to:
portfolio.manager@intel.com

THIS IS THE SIGNATURE PAGE FOR THE XDX, INC.

(THE “COMPANY”) SIXTH AMENDED AND

RESTATED INVESTORS’ RIGHTS AGREEMENT

ENTERED INTO BY AND BETWEEN THE COMPANY,

INTEL CAPITAL CORPORATION AND THE OTHER

INVESTORS SET FORTH THEREIN.

[Signature Page to XDx, Inc. Sixth Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:	DAG VENTURES QP, L.P.

	By:	DAG Ventures Management, LLC, its General Partner

		by:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG VENTURES, L.P.

	By:	DAG Ventures Management, LLC, its General Partner

		by:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG VENTURES GP FUND, LLC

	By:	DAG Ventures Management, LLC, its Managing Member

		by:	/s/ John Cadeddu
John Cadeddu, Managing Director

BLACKBOARD VENTURES INC.

		by:	/s/ Terry Woodard
Terry Woodard, Portfolio Manager

DAG VENTURES I-N, LLC

	By:	DAG Ventures Management, LLC, its Managing Member

		by:	/s/ John Cadeddu
John Cadeddu, Managing Director

[Signature Page to XDx, Inc. Sixth Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:	KPCB HOLDINGS, INC., AS NOMINEE

	By:	/s/ Eric Keller
	Name:	Eric Keller
	Title:	President

	Address:	c/o Kleiner Perkins Caufield Byers
2750 Sand Hill Road
Menlo Park, CA 94025
Facsimile: 650.233.0378
Attention: Risa Stack

THE INVESTORS:	TPG VENTURES, L.P.

	By:	TPG Ventures GenPar, L.P.
	By:	TPG Venture Advisors, LLC

	By:	/s/ Jeffery D. Ekberg
	Name:	Jeffery D. Ekberg
	Title:	Vice President

	Address:	301 Commerce St., Ste. 3300
Fort Worth, Texas 76102
Attn: Jeffery D. Ekberg

TPG BIOTECHNOLOGY PARTNERS, L.P.

	By:	TPG Biotechnology GenPar, L.P.
	By:	TPG Biotech Advisors, LLC

	By:	/s/ Jeffery D. Ekberg
	Name:	Jeffery D. Ekberg
	Title:	Vice President

	Address:	301 Commerce St., Ste. 3300
Fort Worth, Texas 76102
Attn: Jeffery D. Ekberg

[Signature Page to XDx, Inc. Sixth Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:	SPROUT CAPITAL IX, L.P.

	By:	DLJ Capital Corporation
	Its:	Managing General Partner

/s/ Vijay K. Lathi
	By:	Vijay K. Lathi
	Its:	Attorney in Fact

SPROUT ENTREPRENEURS FUND, L.P.

	By:	DLJ Capital Corporation
	Its:	General Partner

/s/ Vijay K. Lathi
	By:	Vijay K. Lathi
	Its:	Attorney in Fact

THE INVESTORS:	INTEGRAL CAPITAL PARTNERS VI, L.P.

By Integral Capital Management VI, LLC its General Partner

	By:	/s/ Pamela K. Hagenah
	Name:	Pamela K. Hagenah
	Title:	Manager

[Signature Page to XDx, Inc. Sixth Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:	BAY AREA EQUITY FUND I, L.P.

By: Bay Area Equity Fund Managers I, L.L.C., its General Partner

	By:	/s/ Nancy E. Pfund
Name: Nancy E. Pfund
Title: Managing Member

THE INVESTORS:	Burrill Life Sciences Capital Fund, L.P.
	By:	Burrill & Company (Life Sciences GP), LLC Its General Manager

	By:	/s/ Steven Burrill
Name: G. Steven Burrill
Title: Managing Manager

Address: One Embarcadero Center, Suite 2700
San Francisco, CA 94111

	Fax:	(415) 591-5401

Burrill Indiana Life Sciences Capital Fund, L.P.
	By:	Burrill & Company (Indiana GP), LLC Its General Manager

	By:	/s/ Steven Burrill
Name: G. Steven Burrill
Title: Managing Member

Address: One Embarcadero Center, Suite 2700
San Francisco, CA 94111

	Fax:	(415) 591-5401

[Signature Page to XDx, Inc. Sixth Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:	Leader Equity LLC
By its Manager: Leader Ventures, LLC

	By:	/s/ Robert Molke
Name: Robert W. Molke
Title: Managing Director

Address:

Fax:

THE INVESTORS:	PWP PARTNERSHIP FUND, LLC
By:

	By:	/s/ Nathaniel T. Cornell
Name: Nathaniel T. Cornell
Title: Managing Director

Address:

Fax:

THE INVESTORS:	BRISTOL-MYERS SQUIBB COMPANY

	By:	/s/ Jeremy Levin
Jeremy M. Levin, Senior Vice President
Bristol-Myers Squibb Company

Address: Route 206 & Provinceline Road
P.O. Box 4000
Princeton, NJ 08543-4000
Telephone: 609-252-5333
Fax: 609-252-7212
Email: jeremy.levin@bms.com

[Signature Page to XDx, Inc. Sixth Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:	LABORATORY CORPORATION OF AMERICA HOLDINGS, a Delaware corporation

	By:	/s/ A. Scott Walton
Name: Scott Walton
Title: Exec. VP of Esoteric Business

Laboratory Corporation of America Holdings
358 South Main Street,
Burlington, North Carolina 27215
Attention:

THE INVESTORS:	AMT CONSULTING

	By:	/s/ Jonathan Freudman
Name: Jonathan Freudman
Title: President

THE INVESTORS:	/s/ John Altman
JOHN AND LESLIE ALTMAN

THE INVESTORS:	CN INVESTMENT PARTNERS, L.P.

	By:	/s/ Ali Nezhat
Name: Ali Nezhat
Title: General Partner

[Signature Page to XDx, Inc. Sixth Amended and Restated Investors’ Rights Agreement 2012 Closing]

THE INVESTORS:	COMERCIAL SAN ANTONIO S.A.

	By:	/s/ Francisco J. Verstraeten
Name: Francisco J. Verstraeten
Title: Attorney in Fact

THE INVESTORS:	BRUCE H. PHELPS

/s/ Bruce H. Phelps

THE INVESTORS:	MARK LOVICH

/s/ Mark Lovich

THE INVESTORS:	GEORGE MATCUK

/s/ George Matcuk

THE INVESTORS:	JOSEPH MAOUAD REVOCABLE TRUST

	By:	/s/ Joseph Maouad
Name: Joseph Maouad
Title:
THE INVESTORS:

MICHAEL J. DANAHER

/s/ Michael Danaher

[Signature Page to XDx, Inc. Sixth Amended and Restated Investors’ Rights Agreement 2012 Closing]

THE INVESTORS:	MIDDLEFIELD VENTURES

	By:	/s/ Robert Paul Pacileo Jr.
Name: Robert Paul Pacileo Jr.
Title: Assistant Secretary

THE INVESTORS:	TRIPLEPOINT CAPITAL LLC

	By:	/s/ Sajal Srivastava
Name: Sajal Srivastava
Title: Chief Operating Officer

THE INVESTORS:	STERTZER FAMILY TRUST

	By:	/s/ Simon H. Stertzer
Name: Simon H. Stertzer
Title: Trustee

THE INVESTORS:	OCIUS MEDICAL INFORMATICS, LLC

	By:	/s/ Todd Frech
Name: Todd Frech
Title: Sr. Partner

[Signature Page to XDx, Inc. Sixth Amended and Restated Investors’ Rights Agreement 2012 Closing]

EXHIBIT A

Investors

List of Preferred Stockholders

LIST OF SERIES A HOLDERS:

Bluestone Holdings Limited*

CN Investment Partners, L.P.*

Commercial San Antonio S.A*

James M. Shapiro, Trustee of the James and Sarah Shapiro Family Trust dated 9/91

John Urquhart CGM (Citigroup Global Markets) IRA Custodian*

K. David Crockett*

Michael J. Danaher*

Modern Version Limited*

OCI Ltd.*

Paul G. Yock and Cynthia A. Yock, Trustee of the Yock Revocable Trust dated 7/21/93

Randall J. Lee*

Stephen Dorros, Trustee of the Gerald Dorros and Myra Dorros Irrevocable trust

Stertzer Family Trust*

Vichon Nevelle, S.A.*

Wally S. Buch, Trustee of the Buch 1993 Revocable Trust*

WS Investment 2000A

LIST OF SERIES B HOLDERS:

Bluestone Holdings Limited*

CN Investment Partners L.P.*

Commercial San Antonio S.A.*

Domini Kelly

Episode Holdings, Inc.*

Jeffrey J. Kimbell

Joseph Maouad, Trustee FBO Joseph Maouad Revocable Trust U/A/D 01/03/03*

Michael J. Danaher

OCI Ltd.*

Sanjeev S. Judge*

Stephen Dorros, Trustee of the Gerald Dorros and Myra Dorros Irrevocable Trust

Stertzer Family Trust*

Stertzer Gamma Trust*

Torcept (formerly known as Dual Dimensions Limited)*

Vichon Nevelle S.A.*

Windrock Enterprises, LLC

WS Investment Company

WS Investment Company 2000B

LIST OF SERIES C HOLDERS:

Avi Kulkarni*

Bluestone Holdings Limited*

Comercial San Antonio S.A.*

Duke University Special Ventures Fund, Inc.

Episode Holdings, Inc.*

Judith Wilbur*

Judy Kishner

Julie and Adam Cohen*

KPCB Holdings, Inc., as nominee

Macdonald (Don) Morris

Michael J. Danaher

Pierre Cassigneul*

Sanjeev S. Judge*

Stertzer Family Trust*

The Elizabeth and Steven Rosenberg Trust dtd 9/28/00*

TPG Biotechnology Partners, L.P.

TPG Ventures, L.P.

Vichon Nevelle, S.A.*

WS Investment Company, LLC

LIST OF SERIES D HOLDERS:

Bay Area Equity Fund, L.P.

Burrill Indiana Life Sciences Capital Fund, L.P.

Burrill Life Sciences Capital Fund, L.P.

Integral Capital Partners VI, L.P.

KPCB Holdings, Inc., as nominee

Sprout Capital IX, L.P.

Sprout Entrepreneurs Fund, L.P.

The Board of Trustees of the Leland Stanford Junior University (DAPER I)

TPG Biotechnology Partners, L.P.

TPG Ventures, L.P.

LIST OF SERIES E HOLDERS:

Bay Area Equity Fund I, L.P.

Blackboard Ventures Inc.

Burrill Indiana Life Sciences Capital Fund, L.P.

Burrill Life Sciences Capital Fund, L.P.

DAG Ventures GP Fund, LLC

DAG Ventures I-N, LLC

DAG Ventures QP, L.P.

DAG Ventures, L.P.

Integral Capital Partners VI, L.P.

Intel Capital (Cayman) Corporation

KPCB Holdings, Inc., as nominee

Sprout Capital IX, L.P.

Sprout Entrepreneurs Fund, L.P.

TPG Biotechnology Partners, L.P.

TPG Ventures, L.P.

LIST OF SERIES F INVESTORS:

Bay Area Equity Fund I, L.P.

Blackboard Ventures Inc.

Burrill Indiana Life Sciences Capital Fund, L.P.

Burrill Life Sciences Capital Fund, L.P.

DAG Ventures GP Fund, LLC

DAG Ventures I-N, LLC

DAG Ventures QP, L.P.

DAG Ventures, L.P.

Integral Capital Partners VI, L.P.

Intel Capital Corporation

James McKay Armstrong

KPCB Holdings, Inc., as nominee

Leader Equity, LLC

PWP Partnership Fund, LLC

Sprout Capital IX, L.P.

Sprout Entrepreneurs Fund, L.P.

TPG Biotechnology Partners, L.P.

TPG Ventures, L.P.

TriplePoint Capital LLC

WS Investment Company (2007A)

WS Investment Company (2007C)

LIST OF SERIES G INVESTORS:

Bristol-Myers Squibb Company*

Blackboard Ventures Inc.

Burrill Indiana Life Sciences Capital Fund, L.P.

Burrill Life Sciences Capital Fund, L.P.

DAG Ventures GP Fund, LLC

DAG Ventures I-N, LLC

DAG Ventures QP, L.P.

DAG Ventures, L.P.

Integral Capital Partners VI, L.P.

Intel Capital Corporation

KPCB Holdings, Inc., as nominee

Sprout Capital IX, L.P.

TPG Biotechnology Partners, L.P.

Leader Equity, LLC

John and Leslie Altman

AMT Consulting

James McKay Armstrong

Bay Area Equity Fund I, L.P.

CN Investment Partners, L.P.

Comercial San Antonio S.A.

Michael Danaher and Carol Lee Danaher, Trustees of the Danaher Family Trust dated June 29, 2004

Gerald Dorros and Myra S. Dorros Revocable Trust

Duke University Special Ventures Fund, Inc.

Domini Kelly

Jeffrey Kimbell

Judy Kishner

Laboratory Corporation of America Holdings

Mark Lovich

George Matcuk

Joseph Maouad Revocable Trust

Middlefield Ventures

Macdonald Morris

Ocius Medical Informatics LLC

Bruce H. Phelps

PWP Partnership Fund, LLC

James and Sarah Shapiro Family Trust

Sprout Entrepreneurs Fund, L.P.

The Board of Trustees of the Leland Stanford Junior University (DAPER I)

Stertzer Family Trust

TPG Biotech Reinvest AIV, L.P.

TPG Ventures Reinvest AIV, L.P.

TriplePoint Capital LLC

Vichon Nevelle, SA

Windrock Enterprises, LLC

WS Investment Company

WS Investment Company, LLC

WS Investment Company, LLC (2000A)

WS Investment Company, LLC (2000B)

WS Investment Company, LLC (2001A)

WS Investment Company, LLC (2007A)

WS Investment Company, LLC (2007C)

Yock Revocable Trust Dated 7/21/93

Albert Y.C. Yu Revocable Trust, As Amended†

Ari Chaney†

Christina Fan†

Create LLC†

Daniel Fisher†

Danio Investment Group, LLC†

Donald Young†

Edward Hutchins†

Frank Kenna†

Hannah Valantine†

Jenny Jiang†

John & Carol Giannandrea†

Kshama Jirage†

Lockard/Marduel Revocable Trust†

Maria Hutchins†

Mark Davis†

Mattias Westman†

MFIC, LLC†

Ramy A. Arnout†

Ron Quake†

Scott Boyd†

Sherpalo LLC†

Stephen Quake†

Stephen R. Quake, Trustee of the Athina Peiou-Quake 2013 Annuity Trust B dated September 27, 2013†

Stephen R. Quake, Trustee of the Stephen R. Quake 2013 Annuity Trust B dated September 27, 2013†

The Board of Trustees of the Leland Stanford Junior University†

The Fodor Family Trust†

The Richard and Carla W. Scudellari Trust†

Thomas Snyder†

True Blue LLC†

William F. Burkholder†

Wilson Sonsini Goodrich & Rosati, P.C. †

WS Investment Company, LLC (2011A) †

*	Preferred Stock held by Investor was converted to Common Stock of the Company.
†	Preferred Stock received by Investor pursuant to Merger Agreement